AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2005
Registration Statement No. 33-99210

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post Effective Amendment No. 1
to
FORM S-3
Registration Statement Under the Securities Act of 1933

D & K HEALTHCARE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	43-1465483
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)
8235 Forsyth Blvd.
St. Louis, Missouri 63105
(314) 727-3485
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kristina Veaco	Copies to:
Vice President and Corporate Secretary	John L. Gillis, Jr., Esq.
D & K Healthcare Resources, Inc.	Armstrong Teasdale LLP
8235 Forsyth Boulevard	One Metropolitan Square, Suite 2600
St. Louis, Missouri 63105	St. Louis, Missouri 63102
314-727-3485	314-621-5070
(Name and address, including zip code, and telephone number,	Fax 314-621-5065
including area code, of agent for service)

REMOVAL FROM REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, No. 33-99210, filed November 13, 1995 (the “Registration Statement”) pertaining to the registration of 559,043 shares of the Registrant’s Common Stock, par value $0.01 per share (“Common Stock”). The Registration Statement included an undertaking pursuant to Item 512(a)(3) of Regulation S-K to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The offering of such securities has been terminated and the Registrant hereby removes from registration any and all shares of Common Stock which remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of San Francisco, State of California, on August 30, 2005.

D & K Healthcare Resources, Inc.

By:	/s/ Paul Julian

Paul Julian, President
     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul Julian	President (principal executive officer)	August 30, 2005

(Paul Julian)

/s/ Nicholas A. Loiacono	Vice President, Treasurer and	August 30, 2005
(Nicholas A. Loiacono)	Director (principal financial and
accounting officer)

/s/ Kristina Veaco
(Kristina Veaco)	Director	August 30, 2005